Exhibit 10.5
MASTEC, INC.
RESTRICTED STOCK UNITS AGREEMENT
1.    Award of Restricted Stock Units. MasTec, Inc. (the “Company”) has awarded to the “Recipient” designated below, the right to receive, at the times specified in Section 2 hereof, shares of the Company’s common stock (collectively the "RSUs") described in the Notice of Restricted Stock Units Award (the “Notice”), which is hereby incorporated by reference, subject to the terms and conditions of the Company’s Amended and Restated 2013 Incentive Compensation Plan (“Plan”). The Company and the Recipient agree that the RSUs are governed by the terms and conditions of this Agreement and the Plan, as amended from time to time, which are incorporated herein in their entirety. Unless otherwise provided herein, terms used herein that are defined in the Plan (or the Notice) and not defined herein shall have the meanings attributable thereto in the Plan (or the Notice).
2.    Vesting of RSUs.
(a)    General Vesting. The RSUs shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:There shall be no proportionate or partial vesting of Shares subject to the RSUs in or during the months, days or periods prior to each Vesting Date, and except as otherwise provided in Sections 2(b) or 2(c) hereof, all vesting of Shares subject to the RSUs shall occur only on the applicable Vesting Date.

Number of Shares Subject to the RSUs	Vesting Date
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
(b)    Acceleration of Vesting Upon Change in Control. In the event that a Change in Control of the Company occurs during the Recipient’s Continuous Service, the Shares subject to the RSUs subject to this Agreement shall become immediately vested as of the date of the Change in Control.
(c)    Acceleration of Vesting at Company Discretion. Notwithstanding any other term or provision of this Agreement, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any Shares subject to the RSUs subject to this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.
(d)    Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated: (i) “Delivery Date” means any date selected by the Committee that is within 2 ½ months after the last day of the calendar year in which the RSUs vest pursuant to this Section 2.

(ii)    “Non-Vested RSUs” means any portion of the RSUs subject to this Agreement that have not become vested pursuant to this Section 2.
    (iii)    “Vested RSUs” means any portion of the RSUs subject to this Agreement that are and have become vested pursuant to this Section 2.
3.    Forfeiture of Non-Vested RSUs. If the Recipient’s Continuous Service is terminated for any reason, any RSUs that are not Vested RSUs, and that do not become Vested RSUs pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Recipient. If the Recipient breaches any of the Restrictive Covenants as defined in Section 14 hereof, then (in addition to any other rights or remedies to which the Company may be entitled as a result of such breach), all Non-Vested RSUs shall be forfeited immediately upon such breach and revert or be transferred by the Recipient back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested RSUs pursuant to this Section 3.4.    Settlement of the RSUs. The Company shall deliver to the Recipient on each Delivery Date any and all Shares corresponding to the Vested RSUs that have not previously been delivered.
5.    Rights with Respect to RSUs.
(a)    No Rights as Shareholder Until Delivery. Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered). On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.
(b)    Recapitalization, Mergers, Etc. As provided in the Plan, in the event of corporate transactions affecting the Company’s outstanding Shares, such as recapitalizations or mergers, and before any Shares have been delivered with respect to any RSUs, the Committee shall equitably adjust the number and kinds of Shares then subject to this Award in such manner as the Committee deems appropriate, may accelerate the vesting of awards hereunder, and may take such other action as the Committee may determine to be appropriate pursuant to the Plan.
(c)    No Restriction on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company or any Subsidiary to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Subsidiary’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company or any Subsidiary; (iii) any offer, issue or sale by the Company or any Subsidiary of any capital stock of the Company or any Subsidiary, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such

Shares includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Subsidiary; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Subsidiary; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).
(d)    Dividend Equivalents. During the term of this Agreement, the Recipient shall have the right to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions that would have been distributed to the Recipient if each of the Shares subject to the RSUs instead was an issued and outstanding Share owned by the Recipient. The Dividend Equivalents, reduced by any applicable withholding taxes, shall be paid at the same time, in the same form and in the same manner as dividends or other distributions are paid to the holders of Shares; provided, however, that (i) if the dividend declared is a dividend of Shares, then the number of RSUs subject to this Agreement shall be increased by the number of Shares that would have been distributed to the Recipient if each of the Shares subject to the RSUs held by the Recipient pursuant to this Agreement immediately prior to the dividend or other distribution instead was an issued and outstanding Share owned by the Recipient, and (ii) if the dividend declared is a dividend of cash, then the Recipient shall be granted such number of additional RSUs as is equal (x) to the number of RSUs held by the Recipient pursuant to this Agreement as of the dividend payment date, (y) multiplied by the amount of the cash dividend per Share, and (z) dividing the product so determined by the Fair Market Value of a Share on the dividend payment date. In either case, the Award shall have the same status, and shall be subject to the same terms and conditions (including without limitation the vesting and forfeiture provisions), under this Agreement as the RSUs to which they relate, and shall be distributed on the same Delivery Date(s) as the RSUs to which they relate. Each Dividend Equivalent shall be treated as a separate payment for purposes of Section 409A of the Code.
6.    Transferability. The RSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the RSUs in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any RSUs prior to the date on which the Shares have been delivered to the Recipient in settlement of the RSUs shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
7.    Tax Matters.
(a)    Withholding. As a condition to the Company’s obligations with respect to the RSUs (including, without limitation, any obligation to deliver any Shares) hereunder, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state, local or foreign taxes of any kind required to be withheld with respect to the granting or vesting of the RSUs or the delivery of Shares corresponding to such RSUs. If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to the RSUs or such Shares.
(b)    Satisfaction of Withholding Requirements. The Recipient may satisfy the withholding requirements with respect to the RSUs pursuant to any one or combination of the following methods:
(i)    payment in cash; or
(ii)    payment by surrendering unrestricted previously held Shares (free and clear of all liens and encumbrances), or the withholding of a number of Shares that otherwise would be deliverable to the Recipient pursuant to this Award. The Shares so delivered or withheld must have an aggregate Fair Market Value on the Delivery Date that shall not exceed the maximum statutory tax rates in the Recipient’s applicable jurisdictions with respect to the RSUs (or such other amount as the Committee determines will not result in additional compensation expense for financial accounting purposes under applicable financial accounting principles). For this purpose, the maximum statutory tax rates are based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Recipient’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the Recipient. The Recipient may surrender Shares either by attestation or by delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company, and if required with medallion level signature guarantee by a member firm of a national stock exchange, by a national or state bank (or guaranteed or notarized in such other manner as the Committee may require).
(c)    Recipient’s Responsibilities for Tax Consequences. The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.
8.    Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9.    Entire Agreement. This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties after appropriate action by the Committee.
10.    Miscellaneous.
(a)    Company Relation with Recipients. Nothing in this Agreement shall confer on the Recipient any right to continued Continuous Service.
(b)    Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Subsidiary from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
(c)    Force and Effect. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.
(d)    No Trust or Fund Created. Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Subsidiary pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e)    Law Governing. This Agreement is subject to and shall be administered and governed in all respects under the laws of the State of Florida without regard to its conflict of law rules.
(f)    Interpretation. The Recipient accepts this award of RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.
(g)    Binding Effect; Captions. This Agreement is binding upon the Company, its successors and assigns, and the Recipient, and his/her heirs, legal representatives and permitted assigns. Captions are provided for reference, do not form a part of this Agreement and are not admissible to determine the intent of the parties.
(h)    Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 800 Douglas Road, 12th Floor, Coral Gables, FL 33134, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.
11.    Compliance with Section 409A.
(i)    General. It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement be exempt from the requirements under Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”) under the “short-term deferral” exception set forth in Section 1.409A-1(b)(4) of the Treasury Regulations, and the provisions of this Agreement shall be construed in a manner consistent with that intention.
(ii)    No Representations as to Section 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(iii)    No Acceleration of Payments. Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(iv)    Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
12.    Non-Waiver of Breach. The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.
13.    Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

14.    Restrictive Covenants. As a condition to the Company’s grant of the RSUs to the Recipient, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Recipient, the Recipient hereby agrees to comply with the restrictive covenants contained in this Section 14 and any other covenants or agreements regarding confidentiality, non-solicitation, non-competition or similar matters entered into between the Recipient and the Company and/or any Subsidiaries (collectively, the “Restrictive Covenants”).
(a)    Confidential Information. The Recipient acknowledges that as a result of the Recipient’s services for the Company and its Subsidiaries, the Recipient will gain knowledge of, and access to, proprietary and confidential information and trade secrets of the Company and its Subsidiaries, including, without limitation, (1) the identity of customers, suppliers, subcontractors and others with whom they do business; (2) their marketing methods and strategies; (3) contract terms, pricing, margin, cost information and other information regarding the relationship between them and the persons and entities with which they have contracted; (4) their services, products, software, technology, developments, improvements and methods of operation; (5) their results of operations, financial condition, projected financial performance, sales and profit performance and financial requirements; (6) the identity of and compensation paid to their employees, including the Recipient; (7) their business plans, models or strategies and the information contained therein; (8) their sources, leads or methods of obtaining new business; and (9) all other confidential information of, about or concerning the business of the Company and its Subsidiaries (collectively, the “Confidential Information”). The Recipient further acknowledges that such information, even though it may be contributed, developed or acquired by the Recipient, and whether or not the foregoing information is actually novel or unique or is actually known by others, constitutes valuable assets of the Company developed at great expense which are the exclusive property of the Company or its Subsidiaries. Accordingly, the Recipient will not, at any time, either during or subsequent to the termination of the Recipient’s services for the Company and its Subsidiaries for any reason, in any fashion, form or manner, directly or indirectly, (i) use, divulge, disclose, communicate, provide or permit access to any person or entity, any Confidential Information of any kind, nature or description, or (ii) remove from the Company’s or its Subsidiaries’ premises any notes or records relating thereto, or copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser acoustic or other means) except in the case of both (i) and (ii), (A) as reasonably required in the performance of the Recipient’s services for the Company and its Subsidiaries, (B) to responsible officers and employees of the Company who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company, (C) for such information which is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Recipient, and (D) or as otherwise necessary to comply with the requirements of law, after providing the Company with not less than five (5) days prior written notice of the Recipient’s intent to disclose. The Recipient acknowledges that the Company would not enter into this Agreement without assurance that all Confidential Information will be used for the exclusive benefit of the Company.
(b)    Intellectual Property. Any and all material eligible for copyright or trademark protection and any and all ideas and inventions (“Intellectual Property”), whether or not patentable, in any such case solely or jointly made, developed, conceived or reduced to practice by the Recipient (whether at the request or suggestion of any officer or employee of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period in which the Recipient provides services for the Company and its Subsidiaries, which arise from the fulfillment of the Recipient’s duties to the Company and its Subsidiaries and which may be directly or indirectly useful in the business of the Company or its Subsidiaries will be promptly and fully disclosed in writing to the Company. The Company and its Subsidiaries will have the entire right, title and interest (both domestic and foreign) in all such Intellectual Property, which is the sole property of the Company and its Subsidiaries. All papers, drawings, models, data and other materials relating to any such idea, material or invention will be included in the definition of Confidential Information, will remain the sole property of the Company and its Subsidiaries, and the Recipient will return to the Company and its Subsidiaries all such papers, and all copies thereof, including all originals and copies contained in computer hard drives or other electronic or machine readable format, upon the earlier of the Company’s or a Subsidiary’s request thereof, or the expiration or termination of the Recipient’s services for the Company and its Subsidiaries. The Recipient will execute, acknowledge and deliver to the Company and its Subsidiaries any and all further assignments, contracts or other instruments the Company and its Subsidiaries deem necessary or expedient, without further compensation, to carry out and effectuate the intents and purposes of the Agreement and to vest in the Company and its Subsidiaries each and all of the rights of the Company and its Subsidiaries in the Intellectual Property.
(c)    Nonsolicitation.

(i)    The Recipient acknowledges and agrees that Company’s and its Subsidiaries’ existing or contemplated businesses (collectively, the “Business”) are conducted throughout the United States of America and the Commonwealth of Canada. Until two (2) years following the date of the termination of the Recipient’s employment with the Company and its Subsidiaries (the “Period of Non-Solicitation”) and within the United States of America and the Commonwealth of Canada (including their possessions, protectorate and territories, the “Territory”), the Recipient will not (whether or not then providing services for the Company or its Subsidiaries for any reason), without the Company’s prior written consent, solicit, persuade or attempt to solicit or persuade or cause or authorize directly or indirectly to be solicited or persuaded for employment, or employ or cause or authorize directly or indirectly to be employed, on behalf of the Recipient or any other person or entity, any individual who is or was at any time within six (6) months prior to cessation of the Recipient’s termination of the Recipient’s services for the Company and its Subsidiaries, an employee of the Company or its Subsidiaries.

(ii)    If the Recipient breaches or violates any of the provisions of this Section 14(c), the running of the Period of Non-Solicitation (but not of any of the Recipient’s obligations under this Section 14) will be tolled with respect to the Recipient during the continuance of any actual breach or violation.

(d)    Reasonable Restrictions. The parties acknowledge and agree that the restrictions set forth in Section 14 of this Agreement are reasonable for the purpose of protecting the value of the business and goodwill of the Company and its Subsidiaries. It is the desire and intent of the parties that the provisions of Section 14 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portions of Section 14 are adjudicated to be invalid or unenforceable, then such section will be deemed amended to delete such provision or portion adjudicated to be invalid or unenforceable; provided, however, that such amendments are to apply only with the respect to the operation of such section in the particular jurisdiction in which such adjudication is made.

(e)    Breach or Threatened Breach. The parties acknowledge and agree that the performance of the obligations under Section 14 by the Recipient are special, unique and extraordinary in character, and that in the event of the breach or threatened breach by the Recipient of the terms and conditions of Section 14, the Company and its Subsidiaries will suffer irreparable injury and that monetary damages would not provide an adequate remedy at law and that no remedy at law may exist Accordingly, in the event of such breach or threatened breach, the Company will be entitled, if it so elects and without the posting of any bond or security, to institute and prosecute proceedings in any court of competent jurisdiction, in law and in equity, to obtain damages for any breach of Section 14 and/or to enforce the specific performance of this Agreement by the Recipient and/or to enjoin the Recipient from breaching or attempting to breach Section 14. In the event the Company believes that the Recipient has breached the Recipient’s obligations under Section 14, or threatens to do so, it shall promptly provide the Recipient written notice of such belief setting forth the basis for its belief and, (unless under exigent circumstances, as determined by the Company at its sole discretion, it would harm the Company and its Subsidiaries to delay the institution of legal proceedings) five (5) business days to respond to the notice, prior to the initiation of legal proceedings. In addition to any other rights or remedies the Company may have under this Agreement or applicable law, the Company will be entitled to receive from the Recipient reimbursement for all attorneys’ and paralegal fees and expenses and court costs incurred by the Company in enforcing this Agreement and will have the right and remedy to require the Recipient to account for and pay over to the Company all compensation, profit, monies, accruals or other benefits derived or received, directly or indirectly, by the Recipient from the action constituting a breach or violation of this Section 14.
15.    Compliance with Securities Laws. It shall be a condition to the Recipient’s right to receive Shares hereunder that the Committee may, in its discretion, require (a) that the Shares reserved for issue upon the grant of this Award shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Shares may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the Shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Recipient shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such Shares by the Company shall have been taken by the Company or the Recipient, or both. The certificates representing the Shares granted under this Award may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law. The Recipient acknowledges and agrees that the Recipient was not induced to enter into this Agreement and/or accept the grant of RSUs hereunder by expectation of employment or services or continued employment or services with the Company or any related entity of the Company. The Recipient acknowledges and agrees that the first trade or resale of the

Shares delivered in settlement of the Vested RSUs shall be made through an exchange or market outside of Canada, or to a person or company outside of Canada.
16.    Clawback of Benefits.
(a)    The Company may (i) cause the cancellation of the Shares subject to the RSUs subject to this Agreement, (ii) require reimbursement of the Shares subject to the RSUs subject to this Agreement by the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or this Agreement or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law, including, without limitation the Recoupment Policy adopted by the Committee as in effect on the Date of Grant designated in the Notice and as amended from time to time (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement or otherwise, in accordance with any Clawback Policy. By accepting the Shares subject to the RSUs subject to this Agreement, the Recipient is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Recipient’s Award Agreements (and/or awards issued under the Prior Plans) may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
(b)    If the Recipient, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Shares subject to the RSUs subject to this Agreement may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Recipient or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Shares subject to the RSUs subject to this Agreement to forfeit and pay over to the Company, on demand, all or any portion of the value realized (whether or not taxable) on the vesting or payment of any Shares subject to the RSUs subject to this Agreement during the time period specified in this Agreement or otherwise specified by the Committee.
17.    Administration.
(a)    The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board may establish.

(b)    Any decision made or action taken by the Company, the Board, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board, Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Recipient or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of ________, ________.
MASTEC, INC.
By:__________________________
Its:__________________________
[NAME OF RECIPIENT]
_____________________________
Signature

12